EXHIBIT 10.4

                             BRAZOS SPORTSWEAR, INC.

                       ANNUAL INCENTIVE COMPENSATION PLAN

                                  PLAN SUMMARY
                                  DECEMBER 1995
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                             BRAZOS SPORTSWEAR, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                            PAGE
PURPOSE .....................................................................  1
DEFINITION ..................................................................  1
ADMINISTRATION ..............................................................  2
PARTICIPATION/ELIGIBILITY ...................................................  2
TIMING OF AWARD PAYMENTS ....................................................  3
AWARD DETERMINATION .........................................................  3
DURATION OF PLAN ............................................................  4
TERMINATION OF PLAN .........................................................  4
MISCELLANEOUS PLAN PROVISIONS ...............................................  4
EFFECTIVE DATE ..............................................................  5
1996 PLAN PARAMETERS (ATTACHMENT A) .........................................  6
BENEFICIARY DESIGNATION (ATTACHMENT B) ......................................  7
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PURPOSE

Brazos Sportswear, Inc. (the "Company") has approved an Annual Incentive Compensation Plan (the "Plan") to reward employees for enhancing the value of the Company. The purpose of this Plan is to motivate employees to think and act like owners. The Plan is intended to reward the Participants in the Plan for the Company's financial performance which exceeds a predetermined threshold level of performance.

The Plan is an annual plan which coincides with the fiscal year of the Company. Awards made under the Plan are in addition to base salary and base salary adjustments to maintain market competitiveness.

The Plan is a nonqualified plan and is, therefore, not subject to ERISA and Internal Revenue Service reporting required for certain qualified deferred compensation plans.

The Board of Directors (the "Board") of the Company reserves the right to amend, modify or revoke the Plan at its discretion, without prior notice to participants, provided however, any amendments, modifications or revocation shall not be retroactive. No contractual right to any benefit described herein is intended to be created by this document or any related action of the Company and none should be inferred from the descriptions of this Plan.

DEFINITIONS

     AFTER-TAX NET INCOME (LOSS)--The consolidated net income after income taxes of the Company for a given Plan Year, determined in accordance with generally accepted accounting principles.

     ANNUAL INCENTIVE POOL--Represents the excess of adjusted after-tax income over a predetermined threshold level of performance multiplied by the incentive pool percentage.

     AWARD--Total cash awarded to a Plan Participant due to the Company's performance and results achieved under the Plan.

     BASE PAY--Regular W-2 earnings, excluding incentive compensation, bonuses, benefits, pension and profit-sharing contributions.
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     COMPENSATION COMMITTEE--A committee comprised of Company employees or directors as appointed by the Board of Directors.

     INCENTIVE POOL PERCENTAGE--A percentage determined annually by the Board that is used to calculate the annual incentive pool.

     PLAN--The Company Annual Incentive Compensation Plan as set forth in this document and as amended by the Compensation Committee from time to time.

     PLAN PARTICIPANT--Any full-time employee of the Company if approved for participation by the Compensation Committee.

     PLAN YEAR--The fiscal year of the Company.

     THRESHOLD--The minimum required return determined annually by the Board that must be achieved by the Company before an incentive pool is created.

     UNUSUAL/NONRECURRING INCOME OR EXPENSE--Items which may be excluded from financial statement net income, net of the income tax effect. Such items may include, but are not limited to the effect of changes in accounting principles and gains on dispositions of assets. It is intended that these items represent items outside the influence of management and employees of the Company. The Board shall have the discretion to determine which items shall be defined as Unusual/Non recurring Items.

ADMINISTRATION

The Board shall establish the following for each Plan Year:

o Threshold
o Unusual/non-recurring items that may be excluded/included in financial statement net income.

The Compensation Committee shall establish the following for each Plan Year:

o Participants
o Group classification of Participants

The above parameters are set forth in Attachment A.
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The Compensation Committee will be responsible for Plan administration.

The following guidelines and procedures will be followed by the Compensation Committee with respect to Plan operation.

PARTICIPATION/ELIGIBILITY

The Board shall establish the following for each Plan Year.

o Threshold

o Unusual/non-recurring items that may be excluded/included in financial statement net income

The Compensation Committee shall establish the following for each Plan Year:

o Participants
o Group classification of Participants

The above parameters are set forth in Attachment A.

The Compensation Committee will be responsible for Plan administration.

The following guidelines and procedures will be followed by the Compensation Committee with respect to Plan operation.

PARTICIPATION/ELIGIBILITY

All full-time employees of the Company will be eligible to participate in the Plan. Participants whose Employment is terminated due to death, disability, or retirement on or after attaining age 65, shall be eligible for an Award for the Plan Year in which such termination occurred. Participants whose Employment is terminated for any other reason during a Plan Year shall not be entitled to an Award for such Plan Year, unless otherwise determined by the Compensation Committee in its discretion as exercised on a case-by-case basis taking into account such factors that the Compensation Committee deems to be relevant. The Compensation Committee shall determine whether a termination of Employment was voluntary, for cause or for any other reason, in its discretion.
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TIMING OF AWARD PAYMENTS

After the annual financial results have been finalized, the Incentive Pool generated will be determined and Awards will be allocated to Plan Participants. Awards for the Plan Year will be paid to Plan Participants as soon as administratively practicable after the end of the Plan year for which the Award was made.

AWARD DETERMINATION

The annual incentive pool for each Plan Year shall be calculated by the Compensation committee as follows:

     After-tax Financial Statement Net Income plus accrued Incentive Plan
     Bonuses +/- Adjustments for Unusual/Non recurring Items
     Threshold
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     Amount Available for Incentive Pool
     x Incentive Pool Percentages
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     Annual Incentive Pool Generated
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The Threshold shall be determined by the Board in its discretion based on return on invested capital. The Threshold and Incentive Pool Percentage will be set annually and communicated to Participants prior to the beginning of the Plan Year.

If no Incentive Pool is generated, then any incentive awarded is discretionary based on achievement of individual performance criteria and other factors as determined by the Compensation Committee.
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If an Annual Incentive Pool is generated, the pool will be allocated to the group classes and then allocated to Participants within each group based on relative base pay of Plan Participants assigned to that group at the beginning of the Plan Year or for the portion of the Plan Year for which the participant was an employee if not an employee at the beginning of the Plan Year.

Plan Progress Reports

Plan progress reports summarizing performance to date will be posted on a periodic basis.

DURATION OF PLAN

The Plan is an integral part of the company's compensation plan. The Board reserves the owner and the right at any time, and from time to time, to modify, amend or terminate (in whole or in part) any or all of the provisions of the Plan; provided, however, that no such modification or amendment shall be retroactive to reduce or affect any awards otherwise due and payable under the provisions of the Plan for any Plan Year during which the Plan was in effect.

TERMINATION OF PLAN

The incentive computation for the year in which termination of the Plan occurs, will be based on the period ending on the last business day immediately prior to the effective date of the plan termination. All performance calculations (e.g., threshold, financial performance, etc.) will be adjusted to coincide with such period.

MISCELLANEOUS PLAN PROVISIONS

o A Participant's right and interest under the Plan may not be assigned or transferred except in the event of the participant's death. Upon the death of a Participant who was entitled to an Award at the date of his death, such Award (and only such Award) shall become payable, pursuant to the Plan, to the Participant's beneficiary. Unless otherwise noted, the Participant's beneficiary will be the same as the beneficiary designated under the Company's group life insurance program. If the Participant does not participate in the Company's group life insurance program, the Participant's beneficiary will be the beneficiary designated on the Beneficiary Designated Form (see Attachment B).

o The Company shall deduct all minimum required federal tax and any required state tax withholding from the Awards.

o  The administrative expense of the Plan will be borne by the Company.

o Should a participant terminate employment (either voluntarily or involuntarily) for causes other than death, disability, or retirement, any Award that the Participant forfeited as a result of such termination will not be reallocated to the remaining Participants for any Plan Year.

o Neither the establishment of the Plan nor the making of awards hereunder shall be deemed to create a trust. The Plan shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions of the Plan, and no individual shall have any security or other interest in any assets of the Company.
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EFFECTIVE DATE

This Plan is effective December 30, 1995 and shall continue until terminated.

                                  ATTACHMENT A

                             BRAZOS SPORTSWEAR, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN

                              1996 PLAN PARAMETERS

I.     PARTICIPANT                      GROUP CLASSIFICATIONS

         (TO BE ADDED)

II.    THRESHOLD

         750,000.00

III.   INCENTIVE POOL PERCENTAGE

         10% OF EACH DOLLAR GREATER THAN $750 THOUSAND UP TO $1 MILLION 20% OF EACH DOLLAR GREATER THAN $1 MILLION UP TO $1.5 MILLION 30% OF EACH DOLLAR GREATER THAN $1.5 MILLION UP TO $2.3 MILLION 40% OF EACH DOLLAR GREATER THAN $2.3 MILLION UP TO $2.5 MILLION 50% OF EACH DOLLAR GREATER THAN $2.5 MILLION UP TO $8.17 MILLION

IV.    UNUSUAL/NON-RECURRING ITEMS

         (TO BE ADDED)

                                  ATTACHMENT B

                             BRAZOS SPORTSWEAR, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN

                             BENEFICIARY DESIGNATION

In the event of my death, I hereby designate the following as beneficiary for all interest I hold in the Annual Incentive Compensation Plan of the Company.

    ----- The same as indicated for my group life insurance provided by the Company.

                                       Or

    -----      Primary beneficiary

               Name ____________________________
               Relationship ____________________
               Address _________________________

    -----      Secondary beneficiary

               Name ____________________________
               Relationship ____________________
               Address _________________________

    Signed _______________________________________   Date ___________________
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                                   Highlights

                       ANNUAL INCENTIVE COMPENSATION PLAN

                                   Group A & B

PURPOSE OF THE PROGRAM

   --  Reward employees for enhancing the value of the Company.
   --  Motivate employees to think and act like owners.

ADMINISTRATION

   -- Board of Directors will establish each year the percentage of net income allocated for bonus payment.

PARTICIPATION

   -- All full time employees of all divisions of Brazos Sportswear, Inc. who have completed ninety (90) days of service with the Company. Payout will be prorated for employees with more than ninety (90) days of service but less than one (1) year. Employees hired in the 4th quarter are not eligible to participate until the following year.

PAYOUT

   -- Maximum payout potential will be between 20% to 50% of base annual earnings if the net income of the Company is in excess of the retained threshold level and is sufficient to "max-out" employees. If not, employees will receive a reduced percentage of the maximum.

DETERMINATION OF THRESHOLD PAYOUT

   -- Each year, Brazos' Board of Directors will determine how much net income will be made available for bonus payouts. For year 1996, the Board has determined an incremental % of every $1.00 of net income above an amount to be set aside to reward the investors of the Company.

DETERMINATION OF THRESHOLD PAYOUT CONTINUED

      For example, let's assume the net income for 1996 is as follows:

      1996 net income                            $2,000,000
      Amount to be retained by the Company       $  750,000
      Amount in excess of $750,000               $1,250,000
      10% of each dollar up to $1 million        $   25,000
      20% of each dollar up to $1.5 million      $  100,000
      30% of each dollar up to $2.3 million      $  150,000

      Total available for Bonus                  $  275,000

      $275,000 is then available for distribution to all full time employees of Brazos Sportswear, Inc.
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PAYOUT FORMULA

      To arrive at how much each employee will receive, the following steps will be used.

      STEP 1

      All employees will be grouped into three (3) categories based on their annual compensation.

            Group A - annual base salary = $60,000 Group B - annual base salary = 20,000 Group C - annual base salary = 20,000

      For each group the maximum payout will be as follows:

            Group A - 50% Group B - 30% Group C - 20%

      At the close of the fiscal year (December 28, 1996) and fiscal audit, the net income will be finalized and payout computations will be made.

      STEP 2

      The maximum bonus dollars available for distribution to employees in each group will be determined by adding the total base earnings of the individuals in the group and multiplying this total figure by the percent of maximum bonus. Example:

                       Total
         Group        Salaries      % Max.       Bonus Max
           A        $1,112,443        50        $  556,221
           B           354,780        30           106,434
           C         8,426,496        20         1,685,300
                    ----------                  ----------
        Total        9,893,719                   2,347,995

      PAYOUT FORMULA CONTINUED

      In our example, the $275,000 net income dollars available for bonus would not be enough to give every employee the maximum payout of $2,347,995. Each employee in each group would get a percent of their maximum payout as follows;

      For each employee in all groups, the payout percentage they would receive is determined by dividing the maximum bonus amount of $2,347,995 into each individual's maximum bonus opportunity. Thus, an employee with a maximum bonus of $75,000 would get 3.4% of the bonus dollars of $275,000 or $9,350. We would continue to do this until all employees in all groups have their bonus calculated.

      The details of this program can be found in the Plan Description. Feel free to ask Clayton Chambers, Steve Ratterman or Dick Nordloh any questions you may have.

      RAN/cts